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                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to incorporation by reference in the Registration Statement (Form S-8) of Quintiles Transnational Corp. for the registration of 21,474,689 shares of its common stock of our report dated January 29, 1999, with respect to the financial statements of ENVOY Corporation referred to, but not included in, Quintiles Transnational Corp.'s current Report on Form 8-K dated July 15, 1999 filed with the Securities and Exchange Commission.


                                             /s/  Ernst & Young LLP

Nashville, Tennessee
December 15, 1999